UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2020

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 969-3755
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Medical Properties Trust, Inc.	Emerging growth company ☐

MPT Operating Partnership, L.P.	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Medical Properties Trust, Inc.	☐

MPT Operating Partnership, L.P.	☐

This Current Report on Form
8-K
is filed by Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Operating Partnership, L.P., a Delaware limited partnership through which the Company conducts substantially all of its operations (the “Operating Partnership”). Through one of its wholly-owned subsidiaries, the Company serves as the sole general partner of the Operating Partnership. Unless otherwise indicated or unless the context requires otherwise, references to “we” and “our” refer to the Company, the Operating Partnership and any other subsidiaries thereof.
Item 8.01.	Other Events.
The following risk factor supplements the risk factors described under “Item 1A. Risk Factors” in our Annual Report on Form
10-K
for the year ended December 31, 2019.
The current outbreak of
COVID-19
could adversely impact or cause disruption to our financial condition and results of operations.
The spread of the
COVID-19
virus during the first quarter of 2020 has caused an economic downturn on a global scale, and international financial markets may continue to experience significant volatility, which may adversely affect our and our tenant operators’ respective businesses, financial condition, liquidity and results of operations. We own hospitals throughout the United States, as well as in some of the hardest hit countries in Europe, including Germany, Spain, Italy and the United Kingdom. As the pandemic nears its peak in locales around the world, hospitals are aggressively deferring non-critical
surgeries and treatments to make beds available for the substantial increase in
COVID-19
patients. Such actions are often also mandated by applicable federal and local laws. The effect of deferring these treatments is immediate and includes temporary reductions in revenue for our tenant operators, while offsetting revenue from treatment of
COVID-19
patients can be delayed. Moreover, as
COVID-19
patients are admitted, hospitals have immediate cash needs for the physicians, nurses, equipment, drugs, and supplies that this particular illness requires. Accordingly, many operators in the hospital industry, including our tenants, are currently drawing on cash reserves and/or government support to bridge this disruption in their cash flows.
At the present time it is not possible for us to accurately predict when and for how long these changes in volumes and patient mix and spikes in cash needs will occur. In the United States, the recently adopted Coronavirus Aid, Relief, and Economic Security (CARES) Act includes $100 billion intended to provide an influx of money to hospitals and other health care entities responding to the
COVID-19
pandemic. Similar legislative initiatives have been adopted or are pending in other jurisdictions where we own healthcare properties. However, receipt of these government funds is subject to a detailed application and approval process and it is too soon to accurately predict how and when these government funds will flow to our tenant operators (if at all) and the effect these funds may have in offsetting the cash flow disruptions experienced by our tenant operators. If one or more of our tenant operators are unable to pay us amounts due in a timely manner, we may be required to restructure tenants obligations to us and may not always be able to do so on terms as favorable to us as those currently in place. Numerous state, local, federal and industry-initiated efforts may also affect our ability to collect amounts owed or enforce remedies for the failure to pay. In the event of tenant nonpayment, default or bankruptcy, we may incur costs in protecting our investment and re-leasing
our property, and have limited ability to renew existing leases or sign new leases at projected rents.
The global impact of the
COVID-19
pandemic continues to evolve rapidly, and the extent of its effect on our operational and financial performance will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, scope and severity of the pandemic, the actions taken to contain or mitigate its impact, and the direct and indirect economic effects of the pandemic and related containment measures, among others. The
COVID-19
pandemic presents material uncertainty and risk with respect to the performance, financial condition, results of operations and cash flows of our tenant operators, and thus on their continued ability to pay us rent and interest in a timely manner or at all. If our tenant operators are unable to meet their payment obligations to us, our performance, financial condition, cash flows and results of operations could be materially adversely effected.

Exhibit No.	Description

101.SCH	Inline XBRL Taxonomy Extension Schema

101.CAL	Inline XBRL Extension Calculation Linkbase

101.LAB	Inline XBRL Extension Labels Linkbase

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: April
8
, 2020